EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 24, 2008 included in the Registration Statement on Form S-1 and related Prospectus of Deer Bay Resources Inc. for the registration of shares of its common stock.

"DMCL"

/s/ DALE MATHESON CARR-HILTON LABONTE
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CHARTERED ACCOUNTANTS
Vancouver, Canada
November 27, 2008